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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT


                                                                                        Settlement Date            05/31/01
                                                                                        Determination Date         06/12/01
                                                                                        Distribution Date          06/15/01

I.      All Payments on the Contracts                                                                            3,230,181.54
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                         61,748.49
III.    Repurchased Contracts                                                                                            0.00
IV.     Investment Earnings on Collection Account                                                                        0.00
V.      Servicer Monthly Advances                                                                                   57,212.91
VI.     Distribution from the Reserve Account                                                                            0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                          6,580.24
VIII.   Transfers to the Pay-Ahead Account                                                                          (7,608.39)

IX.     Less: Investment Earnings distributions
          (a) To Sellers with respect to the Collection Account                                                          0.00
          (b) To Sellers with respect to the Pay-Ahead Account                                                           -176

Total available amount in Collection Account                                                                    $3,347,938.79
                                                                                                                =============
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

DISTRIBUTION AMOUNTS                                                Cost per $1000
--------------------------------------------                       ---------------
1.    (a)   Class A-1 Note Interest Distribution                                                0.00
      (b)   Class A-1 Note Principal Distribution                                               0.00
             Aggregate Class A-1 Note Distribution                    0.00000000                0.00

2.    (a)  Class A-2 Note Interest Distribution                                                 0.00
      (b)  Class A-2 Note Principal Distribution                                                0.00
            Aggregate Class A-2 Note Distribution                     0.00000000                                         0.00

3.    (a)  Class A-3 Note Interest Distribution                                                 0.00
      (b)  Class A-3 Note Principal Distribution                                                0.00
            Aggregate Class A-3 Note Distribution                     0.00000000                                         0.00

4.    (a)  Class A-4 Note Interest Distribution                                                 0.00
      (b)  Class A-4 Note Principal Distribution                                                0.00
           Aggregate Class A-4 Note Distribution                      0.00000000                                         0.00

5.    (a)  Class A-5 Note Interest Distribution                                           124,753.32
      (b)  Class A-5 Note Principal Distribution                                        2,747,396.99
            Aggregate Class A-5 Note Distribution                    98.02560785                                 2,872,150.31

6.    (a)  Class A-6 Note Interest Distribution                                           128,375.00
      (b)  Class A-6 Note Principal Distribution                                                0.00
            Aggregate Class A-6 Note Distribution                     5.41666667                                   128,375.00

7.    (a)  Class B Note Interest Distribution                                              59,285.00
      (b)  Class B Note Principal Distribution                                                  0.00
            Aggregate Class B Note Distribution                       5.56666667                                    59,285.00

8.    (a)  Class C Note Interest Distribution                                              98,822.83
      (b)  Class C Note Principal Distribution                                                  0.00
            Aggregate Class C Note Distribution                       5.70833312                                    98,822.83

9.    Servicer Payment
      (a)  Servicing Fee                                                                   31,241.84
      (b)  Reimbursement of prior Monthly Advances                                         53,750.49
               Total Servicer Payment                                                                               84,992.33

10.  Deposits to the Reserve Account                                                                               104,313.32

Total Distribution Amount from Collection Account                                                               $3,347,938.79
                                                                                                                =============
Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                      52,782.54

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

      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections           51,530.78
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                 10,133.05
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)       9,892.75
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                 124,339.12
                                                                                                                 ============

Payahead Account distributions to Sellers

--------------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                   89.056
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)        86.944
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                        176

INTEREST

1.    Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                              0.00
        (b) Class A-2 Notes    @            0.06028                                             0.00
        (c) Class A-3 Notes    @            6.140%                                              0.00
        (d) Class A-4 Notes    @            6.250%                                                 0
        (e) Class A-5 Notes    @            6.420%                                        124,753.32
        (f) Class A-6 Notes    @            6.500%                                            128375
                     Aggregate Interest on Class A Notes                                                            253128.32

        (g) Class B Notes @                 0.0668                                                                      59285

        (h) Class C Notes @                 0.0685                                                                   98822.83


2.    Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                     0.00
        (b) Class A-2 Notes                                                                     0.00
        (c) Class A-3 Notes                                                                     0.00
        (d) Class A-4 Notes                                                                     0.00
        (e) Class A-5 Notes                                                                     0.00
        (f) Class A-6 Notes                                                                        0

        (g) Class B Notes                                                                       0.00
                                                                -------------------

        (h) Class C Notes                                                                       0.00


3.    Total Distribution of Interest                             Cost per $1000
        (a) Class A-1 Notes                                          0.00000000                 0.00
        (b) Class A-2 Notes                                                      0              0.00
        (c) Class A-3 Notes                                          0.00000000                 0.00
        (d) Class A-4 Notes                                          0.00000000                    0
        (e) Class A-5 Notes                                          4.25779249           124,753.32
        (f) Class A-6 Notes                                          5.41666667               128375
                     Total Aggregate Interest on Class A Notes                                                      253128.32

        (g) Class B Notes                                            5.566666667                                    59,285.00
   -------------------------
        (h) Class C Notes                                                   5.71                                     98822.83
                                                                 ---------------


PRINCIPAL

                                                                No. of Contracts
1.    Amount of Stated Principal Collected                                                  862109.36
2.    Amount of Principal Prepayment Collected                            104.00           1818981.16
3.    Amount of Liquidated Contract                                            8    66306.47
                                                                                    ---------
4.    Amount of Repurchased Contract                                           0   0.0000000

       Total Formula Principal Distribution Amount                                                               2,747,396.99

5.    Principal Balance before giving effect to Principal Distribution               Pool Factor
        (a) Class A-1 Notes                                                          0.0000000                           0.00
        (b) Class A-2 Notes                                                          0.0000000                           0.00
        (c) Class A-3 Notes                                                          0.0000000                           0.00
        (d) Class A-4 Notes                                                          0.0000000                           0.00
        (e) Class A-5 Notes                                                          0.7958491                  23,318,378.43
        (f) Class A-6 Notes                                                                        1                 23700000

        (g) Class B Notes                                                                          1            10,650,000.00

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

        (h) Class C Notes                                                                               1       17,312,029.25

6.    Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                              0.00
        (b) Class A-2 Notes                                                                                              0.00
        (c) Class A-3 Notes                                                                                              0.00
        (d) Class A-4 Notes                                                                                              0.00
        (e) Class A-5 Notes                                                                                              0.00
        (f) Class A-6 Notes                                                                                                 0

        (g) Class B Notes                                                                                                0.00
                                                                 ---------------
        (h) Class C Notes                                                                                                0.00

7.    Principal Distribution                                       Cost per $1000
        (a) Class A-1 Notes                                          0.00000000                                          0.00
        (b) Class A-2 Notes                                          0.00000000                                          0.00
        (c) Class A-3 Notes                                          0.00000000                                          0.00
        (d) Class A-4 Notes                                          0.00000000                                          0.00
        (e) Class A-5 Notes                                         93.76781536                                  2,747,396.99
        (f) Class A-6 Notes                                                      0                                          0

        (g) Class B Notes                                                        0                                       0.00

        (h) Class C Notes                                                        0                                       0.00


8.    Principal Balance after giving effect to Principal Distribution                     Pool Factor
        (a) Class A-1 Notes                                                                0.0000000                     0.00
        (b) Class A-2 Notes                                                                0.0000000                     0.00
        (c) Class A-3 Notes                                                                0.0000000                     0.00
        (d) Class A-4 Notes                                                                0.0000000                     0.00
        (e) Class A-5 Notes                                                                0.7020813            20,570,981.44
        (f) Class A-6 Notes                                                                            1             23700000

        (g) Class B Notes                                                                  1.0000000            10,650,000.00

      ----------------------
        (h) Class C Notes                                                                       1                 17312029.25

POOL  DATA
                                                                             Aggregate
                                                                No. of Contracts     Principal Balance
1.    Pool Stated Principal Balance as of                  37042          2,697        72,233,010.69

2.    Delinquency Information                                                                                   % Delinquent

              (a) 31-59 Days                                                 47           860,965.23              0.011919277
              (b) 60-89 Days                                                 17            241039.69              0.003336974
              (c) 90-119 Days                                                 1             1,213.23              1.67961E-05
              (d) 120 Days +                                                  0                 0.00                        0

3.    Contracts Repossessed during the Due Period                             0                 0.00

                                                                                         -----------
4.    Current Repossession Inventory                                          1            80,314.41

5.    Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables             8            66,306.47
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                         61,748.49
       Total Aggregate Net Losses for the preceding Collection Period                                                 4557.98

6.    Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                  44194.71

7.    Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)         484                               4319459.690

8.    Weighted Average Contract Rate of all Outstanding Contracts                                                 0.091791802

-------------------
9.    Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                    113.2670102

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TRIGGER ANALYSIS

1.    (a)  Average 60+ Delinquency Percentage                            0.654%
      (b)  Delinquency Percentage Trigger in effect ?                                         NO

2.    (a)  Average Net Loss Ratio                                   -3.55463E-05
      (b)  Net Loss Ratio Trigger in effect ?                                     NO
      (c)  Net Loss Ratio (using ending Pool Balance)               -6.68028E-05

  3.  (a) Servicer Replacement Percentage                            4.80338E-05
----------------------------------------                             -----------
      (b)  Servicer Replacement Trigger in effect ?                               NO

MISCELLANEOUS

1.    Monthly Servicing Fees                                                                                        31,241.84

2.    Servicer Advances                                                                                              57212.91

3.    (a)  Opening Balance of the Reserve Account                                                                  5325240.59
      (b)  Deposits to the Reserve Account                                                 104313.32
      (c)  Investment Earnings in the Reserve Account                                        20025.8
      (d)  Distribution from the Reserve Account                                          -124339.12
      (e)  Ending Balance of the Reserve Account                                                                   5325240.59

4.    Specified Reserve Account Balance                                                                            5325240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                  53541.51
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